As filed with the Securities and Exchange Commission on August 17, 1998
                                            Registration No. 333-

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                STANFORD TELECOMMUNICATIONS, INC.
     (Exact name of registrant as specified in its charter)

             DELAWARE                           94-2207636
         (State or other                     (I.R.S. Employer
         jurisdiction of                    Identification No.)
         incorporation or
          organization)

     1221 CROSSMAN AVENUE, SUNNYVALE, CALIFORNIA 94089-1117
  (Address, including zip code, of principal executive offices)

                1992 EMPLOYEE STOCK PURCHASE PLAN
                     (Full title of the plan)


                          GARY S. WOLF
                STANFORD TELECOMMUNICATIONS, INC.
                      1221 CROSSMAN AVENUE
                SUNNYVALE, CALIFORNIA 94089-1117
                         (408) 745-0818
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           COPIES TO:
                       CARISSA C. W. COZE
                    THELEN REID & PRIEST LLP
               TWO EMBARCADERO CENTER, SUITE 2100
              SAN FRANCISCO, CALIFORNIA 94111-3995

                    CALCULATION OF REGISTRATION FEE

Title of securities  Amount to  Proposed     Proposed     Amount of
       to be            be      maximum       maximum   registration
    registered      registered  offering     aggregate       fee
                       (1)       price       offering
                                per share     price (2)
                                   (2)

Common Stock, $0.01   300,000   $11.1875   $3,356,250.00   $990.09
par value

(1) The maximum number of additional shares of Common Stock to be offered under the 1992 Employee Stock Purchase Plan.

(2)  Estimated   solely  for  the  purpose  of  determining   the
     registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended. The above calculation is based on the average of the reported high and low prices of the Common Stock on the Nasdaq National Market on August 11, 1998.

  INCORPORATION OF EARLIER REGISTRATION STATEMENT BY REFERENCE

      This Registration Statement is filed to register 300,000 shares of Common Stock, $0.01 par value ("Common Stock") of Stanford Telecommunications, Inc., a Delaware corporation (the "Registrant"), which shares are authorized to be issued pursuant to the Registrant's 1992 Employee Stock Purchase Plan, as amended (the "Plan"). A registration statement on Form S-8 (File No. 33-68534) with respect to 200,000 shares of Common Stock authorized to be issued pursuant to Plan (the "Prior Registration Statement") was filed by the Registrant on September 9, 1993. On February 28, 1997, the Registrant distributed a stock dividend, effecting a two-for-one split of the Common Stock. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the Prior Registration Statement is deemed to cover the additional 200,000 shares of Common Stock issuable
under  the  Plan as a result of the stock dividend.   Except  for
Part II, Items 3, 6, 8 and 9, which are set forth below, the contents of the Prior Registration Statement are hereby incorporated by reference.

                             PART II
       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

      The  following  documents filed  with  the  Securities  and
Exchange  Commission  (the "Commission") by  the  Registrant  are
specifically  incorporated  by  reference  herein  and  form   an
integral part of this Registration Statement:

          (a)   Annual  Report on Form 10-K for  the  year  ended
          March   31,   1998,   filed   June   24,   1998   (File
          No. 001-11473);

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Registrant document referred to in (a) above; and

          (c) The description of the Common Stock contained in the Registrant's registration statement on Form 8-K, filed under the Exchange Act on August 4, 1998, including any amendment or report filed for the purpose of updating such description.

      All reports and other documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and other documents (except that no document shall be deemed to be incorporated by reference if filed after the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold).

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Under Section 145 of the General Corporation Law of the State of Delaware (the "Delaware GCL"), a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party, or by or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents. In general, Section 145 provides that a corporation has the power to indemnify directors, officers, employees or agents where the individual acted in good faith and in a manner such individual reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such individual's conduct was unlawful. In circumstances where the individual shall have been adjudged to be liable for negligence or misconduct in the performance of such individual's duty to the corporation, indemnification will be allowed only to the extent that the court considering the action decides, in view of the circumstances, the individual is entitled to indemnity.

      As permitted by Sections 102 and 145 of the Delaware GCL, the Registrant's Certificate of Incorporation, as amended, includes certain provisions whereby officers and directors of Registrant are to be indemnified against certain liabilities. The Registrant's Certificate of Incorporation also limits to the fullest extent permitted by applicable Delaware law a director's liability to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, including gross negligence, except liability for (i) breach of the director's duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) the unlawful payment of a dividend or unlawful stock purchase or redemption, and (iv) any transaction from which the director derives an improper personal benefit. The Delaware GCL does not permit a corporation to eliminate a director's duty of care, and the indemnification provisions of the Registrant's Certificate of Incorporation have no effect on the availability of equitable remedies, such as injunction or rescission, based upon a director's breach of the duty of care.

      The Registrant has entered into indemnity agreements with each of its current directors and officers which provide for indemnification of, and advancement of expenses to, such persons to the greatest extent permitted by applicable Delaware law, including by reason of action or inaction occurring in the past and circumstances in which indemnification and the advancement of expenses are discretionary under applicable Delaware law.

ITEM 8.  EXHIBITS

     Exhibit
     Number    Description

      5        Opinion of Counsel
      23.1     Consent of Counsel (included in Exhibit 5)
      23.2     Consent of Arthur Andersen LLP
      24       Power  of  Attorney  (included  on  the  signature
               pages to this Registration Statement)

EXHIBIT 9.  UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i)       To  include  any  prospectus required by
          Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by such paragraphs is contained  in  one or more periodic reports  filed  with  or furnished  to the Commission by the registrant  pursuant  to
     Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on the 14th day of August, 1998.


                              Stanford Telecommunications, Inc.



                              By: /s/ Val P. Peline
                                 Val P. Peline
                                 President



                        POWER OF ATTORNEY

      Each person whose signature appears below hereby appoints James J. Spilker, Jr. and Jerome Klajbor, and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such changes in this Registration Statement as the aforesaid attorney-in-fact deems appropriate.

      Pursuant to the requirements of the Securities Act of 1933,
this  Registration  Statement  has  been  signed  below  by   the
following persons on behalf of the registrant and in the capacities and on the dates indicated.


Dated: August 14, 1998         /s/ Val P. Peline
                              Val P. Peline
                              President and Director
                              (Principal Executive Officer)



Dated: August 14, 1998         /s/ Jerome Klajbor
                              Jerome Klajbor
                              Vice President, Chief Financial
                              Officer and Secretary
                              (Principal Financial and Accounting
                              Officer)

Dated: August 14, 1998         /s/ James J. Spilker, Jr.
                              James J. Spilker, Jr.
                              Chairman of the Board



Dated: August 14, 1998         /s/ Michael Berberian
                              Michael Berberian
                              Director



Dated: August 14, 1998         /s/ John W. Brownie
                              John W. Brownie
                              Director



Dated: August 14, 1998         /s/ Leonard Schuchman
                              Leonard Schuchman
                              Director



Dated: August 14, 1998         /s/ C. Jerome Waylan
                              C. Jerome Waylan
                              Director

                          EXHIBIT INDEX

     Exhibit
     Number    Description

      5        Opinion of Counsel

      23.1     Consent of Counsel (included in Exhibit 5)

      23.2     Consent of Arthur Andersen LLP

      24 Power of Attorney (included on the signature pages to this Registration Statement)